UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 27, 2018

INLAND RESIDENTIAL PROPERTIES TRUST, INC.
(Exact Name of Registrant as Specified in its Charter)

Maryland (State or Other Jurisdiction of Incorporation)	000-55765 (Commission File Number)	80-0966998 (IRS Employer Identification No.)
2901 Butterfield Road Oak Brook, Illinois 60523 (Address of Principal Executive Offices)
(630) 218-8000 (Registrant’s Telephone Number, Including Area Code)
N/A (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [X]

Item 5.07	Submission of Matters to a Vote of Security Holders.

On November 27, 2018, Inland Residential Properties Trust, Inc. (the “Company”) held its 2018 annual meeting of stockholders (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders voted on: (i) a proposal to elect five directors; (ii) a proposal to ratify the selection of KPMG LLP (“KPMG”) as the Company’s independent registered public accounting firm for the year ending December 31, 2018; and (iii) a proposal to adjourn the Annual Meeting to a later date or dates, if necessary or appropriate as determined by the chairperson of the Annual Meeting, to solicit additional proxies in favor of the other proposals (the “Adjournment Proposal”). Of the 2,159,621 shares outstanding as of the record date for the Annual Meeting, 1,110,910 shares (approximately 51.4%) were present or represented by proxy at the Annual Meeting.

The stockholders elected all five nominees for director, ratified the appointment of KPMG, and approved the Adjournment Proposal. The full results of the matters voted on at the Annual Meeting are set forth below:

Proposal 1 - Election of Directors

The Company’s stockholders elected the five nominees named below, by the votes set forth in the table below:

Nominee	For	Withheld
Adrian Corbiere	1,080,244	30,666
Daniel L. Goodwin	1,080,026	30,883
Meredith W. Mendes	1,080,244	30,666
Michael W. Reid	1,080,244	30,666
Mitchell A. Sabshon	1,079,383	31,527

Each of the directors will serve for a term ending at the next annual meeting of stockholders, and each will continue in office until his or her successor has been elected and qualifies, or until his or her earlier death, removal, resignation or retirement.

Proposal 2 - Ratification of KPMG as the Company’s independent registered public accounting firm for the year ending December 31, 2018

The Company’s stockholders ratified the selection of KPMG as the Company’s independent registered public accounting firm for the year ending December 31, 2018, by the votes set forth in the table below:

Votes For	Votes Against	Abstention
1,063,704	8,115	39,090

Proposal 4 – Adjournment Proposal

The Company’s stockholders approved the Adjournment Proposal. This proposal received the votes set forth in the table below:

Votes For	Votes Against	Abstention
1,049,992	16,110	44,807

There were no broker non-votes for Proposal Nos. 1, 2, or 4.

Proposal 3 – Plan of Liquidation

The Annual Meeting was adjourned to December 18, 2018, at 2 p.m., Central Time to be held at 2901 Butterfield Road in Oak Brook, Illinois 60523 to permit stockholders of record as of September 18, 2018 additional time to consider, and for the Company to solicit more votes to approve, a proposal to approve a plan of liquidation and dissolution of the Company, including the sale of all or substantially all of the assets of the Company and the dissolution of the Company pursuant thereto (the “Plan of Liquidation”), as described in greater detail in the Company’s definitive proxy statement dated October 9, 2018. Valid proxies submitted on the Plan of Liquidation proposal prior to the Annual Meeting held on November 27, 2018 will continue to be valid for the reconvened Annual Meeting, unless changed or revoked prior to votes being taken at the reconvened Annual Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INLAND RESIDENTIAL PROPERTIES TRUST, INC.

Date:	November 28, 2018	By:	/s/ Mitchell A. Sabshon
		Name:	Mitchell A. Sabshon
		Title	President and Chief Executive Officer